                                                                      EXHIBIT 12
                                                                      ----------

                          CALCULATION OF EARNINGS TO
                          --------------------------
             COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
             ----------------------------------------------------

                                              YEAR            YEAR        OCT 22, 1996      JAN 1, 1996
                                              ENDED          ENDED             TO               TO                 YEAR ENDED
                                                                                                           ------------------------
                                              1998           1997         DEC. 31, 1996    OCT 21, 1996    1995       1994     1993
                                              ----           ----         -------------    ------------    ----       ----     ----

Net Income                                   71,419        36,946             4,996            5,118       9,970      9,072    2,857
    Adjustments:
    Gain on sale                            (14,416)         (641)                              (378)                (1,718)
    Extraordinary item                        9,001           878
    Minority interest                         7,796         5,235               844                -
    Interest expense                         41,718        21,131               759            4,549       3,783      3,120    1,444
    Amortization of deferred financing          963           824                87            1,402          99         71        -
                                            -------        ------             -----           ------      ------     ------    -----
Earnings                                    116,481        64,373             6,686           10,691      13,852     10,545    4,301



Fixed Charges
    Interest expense                         41,718        21,131               759            4,549      3,783      3,120     1,444
    Amortization of deferred financing          963           824                87            1,402         99         71         -
    Perpetual preferred dividends             4,073
    Convertible preferred dividends           5,655
    Capitalized interest                      5,810         2,022
                                             ------        ------             -----           ------     ------     ------     -----
                                             58,219        23,977               846            5,951      3,882      3,191     1,444

Earnings to Fixed Charges and
  Preferred Share Dividends                    2.00          2.68              7.90             1.80       3.57       3.30      2.98

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